Exhibit 27(o)(2): Summary Prospectus Contracts for Texas K-12 Market

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY

 MULTIPLE SPONSORED RETIREMENT OPTIONS II

A GROUP DEFERRED FIXED AND VARIABLE ANNUITY CONTRACT

(THE “CONTRACT” OR “CONTRACTS”)

issued to

Employees of K-12 Public Schools in Texas

SUMMARY PROSPECTUS FOR NEW INVESTORS

May 1, 2023

____________________________________________________________________________

This summary prospectus summarizes key features of the Contract.

Before you participate in the Contract through your retirement plan, you should also review the full prospectus for the Contract (the “full prospectus for the Contract”). It contains more information about the Contract’s features, benefits and risks. You can find this document and other information about the contract online at https://vpx.broadridge.com/getcontract1.asp?dtype=pros&cid=voyavpx&fid=NRVA28672. You can also obtain this information at no cost by calling 1-800-584-6001 or by sending an email request to ProspectusRequests@voya.com.

___________________________________________________________________________

 An Investor may cancel the Contract within 10 days of receiving it without paying fees or penalties.

In some states, this cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total Account Value. You should review this summary prospectus, or consult with your investment professional, for additional information about the specific cancellation terms that apply.

___________________________________________________________________________

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved this Contract or passed upon the adequacy of this summary prospectus. Any representation to the contrary is a criminal offense.

ISP.167680-23 (other than Texas K-12 Market)

TABLE OF CONTENTS

SPECIAL TERMS USED IN THIS SUMMARY PROSPECTUS	3
IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE CONTRACT	5
OVERVIEW OF THE CONTRACT	8
Purpose	8
Phases of Contract	8
The Variable Investment Options	9
The Fixed Interest Options	9
Contract Features	9
Benefits Available Under the Contract	10
BUYING THE CONTRACT	13
Purchasing the Contract	13
Participating in the Contract	13
Methods of Purchase Payment	13
Allocation of Purchase Payments	14
Transfer Credits	14
Tax Code Restrictions	14
When Initial and Subsequent Purchase Payments Are Credited	14
MAKING WITHDRAWALS: ACCESSING THE MONEY IN YOUR CONTRACT	15
Withdrawals	15
Calculation of Your Withdrawal	15
Delivery of Payment	16
Withdrawal Restrictions	16
Systematic Distribution Options	17
Loans	18
ADDITIONAL INFORMATION ABOUT FEES	19
Transaction Expenses	19
Annual Contract Expenses	20
Annual Fund Expenses	20
Examples	20
APPENDIX: FUNDS AVAILABLE UNDER THE CONTRACT	21
HOW TO GET MORE INFORMATION	42
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SPECIAL TERMS USED IN THIS SUMMARY PROSPECTUS

The following are some of the important terms used throughout this summary prospectus that have special meaning. There are other capitalized terms that are explained or defined in other parts of this summary prospectus.

Account Value: The value of: (1) amounts allocated to the Fixed Interest Options, including interest earnings to date; less (2) any deductions from the Fixed Interest Options (e.g., withdrawals and fees); and plus (3) the current dollar value of amounts allocated to the Subaccounts of Variable Annuity Account C, which includes investment performance and fees deducted from the Subaccounts.

Accumulation Phase: The period of time between the date the Contract became effective and the date you begin receiving Income Phase payments under the Contract. During the Accumulation Phase, you accumulate retirement benefits.

Accumulation Unit: A unit of measurement used to calculate the Account Value during the Accumulation Phase.

Accumulation Unit Value: The value of an Accumulation Unit for a Subaccount of Variable Annuity Account C. Each Subaccount of Variable Annuity Account C has its own Accumulation Unit Value, which may increase or decrease daily based on the investment performance of the applicable underlying Fund in which it invests.

Beneficiary (or Beneficiaries): The person designated to receive the death benefit payable under the Contract.

Contract or Contracts: The group or individual deferred fixed and variable annuity Contract offered by your Plan Sponsor as a funding vehicle for your retirement plan.

Contract Holder: The person to whom we issue the Contract. Generally, the Plan Sponsor or a trust.

Contract Loans: Loans initiated by a participant from their Vested individual Account Value allocated to certain Subaccounts and Fixed Interest Options. Amounts equal to a Contract Loan are transferred to the General Account.

Customer Service: The location from which we service the Contracts. The mailing address and telephone number of Customer Service is Defined Contributions Administration, P.O. Box 990063, Hartford, CT 06199-0063, 1-800-584-6001.

Fixed Interest Options: The Guaranteed Accumulation Account, the Fixed Account and the Fixed Plus Account II are Fixed Interest Options that may be available during the Accumulation Phase under some Contracts. Amounts allocated to the Guaranteed Accumulation Account are deposited in a nonunitized separate account established by the Company. Amounts allocated to the Fixed Interest Options are held in the Company’s General Account which supports insurance and annuity obligations.

Fund(s): The underlying mutual Funds in which the Subaccounts invest.

General Account: The account that contains all of our assets other than those held in Variable Annuity Account C or one of our other separate accounts.

Good Order: Generally, a request is considered to be in “Good Order” when it is signed, dated and made with such clarity and completeness that we are not required to exercise any discretion in carrying it out. We can only act upon written requests that are received in Good Order.

Income Phase: The period during which you receive payments from your Contract.

Investor (also “you” or “participant”): The individual who participates in the Contract through a retirement plan.

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Loan Interest Rate Spread: The difference between the rate charged and the rate credited on loans under your Contract.

Plan Loans: Loans initiated by 401(a), 401(k), 403(b) or governmental 457 plan participants from Vested account balances. Amounts equal to a Plan Loan are transferred to a trust or custodial account held by the Plan Sponsor.

Plan Sponsor: The sponsor of your retirement plan. Generally, your employer.

Purchase Payment: Collectively, the initial Purchase Payment and any additional Purchase Payment.

Subaccount: Division(s) of Variable Annuity Account C that are investment options under the Contract. Each Subaccount invests in a corresponding underlying mutual Fund.

Tax Code: The Internal Revenue Code of 1986, as amended.

VRIAC, the Company, we, us and our: Voya Retirement Insurance and Annuity Company, a stock company domiciled in Connecticut, that issues the Contract described in this summary prospectus.

Variable Annuity Account C, the Separate Account: Voya Variable Annuity Account C, a segregated asset account established by us to fund the variable benefits provided by the Contract. The Variable Annuity Account C is registered as a unit investment trust under the Investment Company Act of 1940, as amended, and it also meets the definition of “separate account” under the federal securities laws.

Variable Investment Options: The Subaccounts of Variable Annuity Account C. Each one invests in a specific mutual Fund.

Vested: The amount of money in a participant’s individual account attributable to participant contributions. In an, employer-sponsored retirement plan (i.e., a 401(k) or 403(b) plan), the Vested amount may include employer matching contributions.

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IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE CONTRACT

FEES AND EXPENSES
Charges for Early Withdrawals

If the Investor withdraws money from the Contract within ten (10) years following a specified date, the Investor can be assessed an early withdrawal charge equal to a maximum of 5% of the amount withdrawn. The specified date referenced in the preceding sentence can vary depending on the terms of the Contract, and will be either: (1) the date the individual account was established; or (2) the date the Contract was established.

For example, if you make an early withdrawal, you could pay a surrender charge of up to $7,000 on a $100,000 investment.

Please also note that withdrawals from the Guaranteed Accumulation Account are subject to a Market Value Adjustment, which can be either positive or negative (see Appendix B to full prospectus).

See “FEE TABLE - Transaction Expenses” and “CHARGES AND FEES – Transaction Fees – Early Withdrawal Charge” in the full prospectus for the Contract.

Transaction Charges

In addition to the early withdrawal charge, the Investor may also be charged for other transactions. If you take a Contract Loan from your Account Value, you may be subject to a Loan Initiation Fee not to exceed $125 per loan;

•   Certain Funds may impose redemption fees as a result of withdrawals, transfers or other Fund transactions you may initiate; and

•   Charges for advisory services due to an independent advisory services agreement between you and an investment advisor may be deducted from Contract value.

See “FEE TABLE – Transaction Expenses” and “CHARGES AND FEES” in the full prospectus for the Contract.

Ongoing Fees and Expenses (annual charges)	The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected. A Loan Interest Rate Spread (which is the difference between the rate charged and the rate credited on loans under your contract) or an Annual Loan administration fee is charged until the loan is repaid. These ongoing fees and expenses do not reflect any advisory fees due under an independent advisory services agreement with a participant, and if such charges were reflected, these ongoing fees and expenses would be higher.
	Annual Fee	Minimum	Maximum
	Base Contract Expenses (varies by Contract class)	1.25%1, 2, [3]	1.50%[1,2,3]
	Investment options (Portfolio Company fees and expenses)	0.18%[6]	1.46%[4]

[1]	As a percentage of average Account Value.
[2]	The Base Contract Expenses include (1) the mortality and expense risk charge (1.25 % for Texas K-12 Contracts and 1.50% for all other Contracts), which compensates us for the mortality and expense risks we assume under the Contract, including those risks associated with our funding of the death benefit, including any guaranteed death benefits; and (2) a $50 annual maintenance fee converted to an annual percentage equal to 0.001823577%. The administrative expense charge and the annual maintenance fee may be reduced or eliminated in certain circumstances. The minimum amount reflects these reductions or eliminations, while the maximum amount does not. Additionally, the minimum amount reflects the lower mortality and expense risk charge for K-12 Contracts and the maximum amount reflects the higher mortality and expense risk charge for all other Contracts. See “CHARGES AND FEES – Periodic Fees and Charges.” in the full prospectus for the Contract.
[3]	We currently do not impose an Administrative Expense Charge under Texas K-12 Contracts; however, we reserve the right to charge up to 0.25% annually.
[6]	These expenses, which include management fees, distribution (12b-1) and/or service fees and other expenses, do not take into account any fee waiver or expense reimbursement arrangements that may apply. These expenses are for the year ended December 31, 2022, and will vary from year to year.
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FEES AND EXPENSES (continued from previous page)
Ongoing Fees and Expenses (annual charges)

Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year based on current charges. This estimate assumes that you do not take withdrawals from the Contract, which could add surrender charges that substantially increase costs.

	Lowest Annual Cost Estimate: $1,514	Highest Annual Cost Estimate: $2,512

Assumes:

•   Investment of $100,000;

•   5% annual appreciation;

•   No optional benefits;

•   Fees and expenses of least expensive Fund;

•   No sales charges or advisory fees; and

•   No additional Purchase Payments, transfers or withdrawals.

Assumes:

•   Investment of $100,000;

•   5% annual appreciation;

•   Fees and expenses for the most expensive Fund;

•   No sales charges or advisory fees; and

•   No additional Purchase Payments, transfers or withdrawals.

See the “ADDITIONAL INFORMATION ABOUT FEES – Periodic Fees and Expenses” sections in this summary prospectus and “CHARGES AND FEES – Periodic Fees and Charges” in the full prospectus for the Contract.
RISKS
Risk of Loss	An Investor can lose money by investing in the Contract. See “PRINCIPAL RISKS OF INVESTING IN THE CONTRACT” in the full prospectus for the Contract.
Not a Short-Term Investment

This Contract is not designed for short-term investing and is not appropriate for an Investor who needs ready access to cash. The Contract is typically most useful as part of a personal retirement plan. Early withdrawals may be restricted by the Tax Code or your plan and may expose you to early withdrawal charges or tax penalties. You should not participate in this Contract if you are looking for a short-term investment or expect to make withdrawals before you are age 59½.

You may not receive any distribution before retirement, except upon reaching age 70½ or terminating employment with Texas public institutions of higher learning.

See “PRINCIPAL RISKS OF INVESTING IN THE CONTRACT” in the full prospectus for the Contract.

Risks Associated with Investment Options

An investment in the Contract is subject to the risk of poor investment performance and can vary depending on the performance of the investment options available under the Contract. Each investment option (including the Guaranteed Accumulation Account and the other Fixed Interest Options) will have its own unique risks, and you should review these investment options before making an investment decision. If all or a portion of your Account Value in the Guaranteed Accumulation Account is withdrawn, you could experience a loss as to the amount invested in that account.

See “THE INVESTMENT OPTIONS - The Variable Investment Options”” and APPENDIX A, APPENDIX B, APPENDIX C and APPENDIX D in the full prospectus for the Contract and “APPENDIX: FUNDS AVAILABLE UNDER THE CONTRACT” to this summary prospectus.

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RISKS (continued from previous page)
Insurance Company Risks

An investment in the Contract is subject to the risks related to VRIAC, including that any obligations, including under the Fixed Interest Options, guarantees or benefits are subject to the claims-paying ability of VRIAC. More information about VRIAC, including its financial strength ratings, is available upon request, by contacting Customer Service at 1-800-584-6001.

See “THE CONTRACT – The General Account” in the full prospectus for the Contract.

RESTRICTIONS
Investments

•  Generally the Contract Holder or you, if permitted by the plan, may select no more than 25 investment options at enrollment. Thereafter, more than 25 investment options can be selected at any one time;

•   Some Subaccounts and Fixed Interest Options may not be available through certain Contracts, your plan or in some states. See your Contract or certificate for any state specific variations;

•   Not all Fixed Interest Options may be available for current or future investment;

•   There are certain restrictions on transfers from the Fixed Interest Options;

•  The Company reserves the right to combine two or more Subaccounts, close Subaccounts or substitute a new Fund for a Fund in which a Subaccount currently invests; and

•   The Contract is not designed to serve as a vehicle for frequent transfers. We actively monitor Fund transfer and reallocation activity to identify violations of our Excessive Trading Policy. Electronic trading privileges will be suspended if the Company determines, in its sole discretion, that our Excessive Trading Policy has been violated.

See “THE INVESTMENT OPTIONS – Selecting Investment Options and Right to Change the Separate Account” and “THE CONTRACT – Limits on Frequent or Disruptive Transfers” in the full prospectus for the Contract.

Optional Benefits

•   We may discontinue or restrict the availability of an optional benefit;

•   Benefits available to you may vary based on employer and state approval. Participants should refer to their plan documents for available benefits; and

•   If a participant elects to pay advisory fees from the Variable Investment Options, such deductions will reduce the death benefit amount and also may be subject to federal and state income taxes and a 10% federal tax penalty.

See the “Benefits Available Under the Contract – Other Optional Benefits” and “MAKING WITHDRAWALS: ACCESSING THE MONEY IN YOUR CONTRACT” sections of this summary prospectus.

TAXES
Tax Implications

•   You should consult with a tax and/or legal adviser to determine the tax implications of an investment in, and distributions received under, the Contract;

•   There is no additional tax benefit to the Investor if the Contract is purchased through a tax-qualified plan or individual retirement account (“IRA”); and

•   Withdrawals will be subject to ordinary income tax and may be subject to tax penalties.

See “FEDERAL TAX CONSIDERATIONS” in the full prospectus for the Contract.

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CONFLICTS OF INTEREST
Investment Professional Compensation

•   We pay compensation to broker/dealers whose registered representatives sell the Contract.

•   Compensation may be paid in the form of commissions or other compensation, depending upon the agreement between the broker/dealers and the registered representative.

•  Because of this sales-based compensation, an investment professional may have a financial incentive to offer or recommend the Contract over another investment.

See “OTHER TOPICS – Contract Distribution” in the full prospectus for the Contract.

Exchanges

Some investment professionals may have a financial incentive to offer you a new Contract in place of the one you own. You should exchange your Contract only if you determine, after comparing the features, fees and risks of both contracts, that it is preferable for you to purchase the new contract rather than continue to own the existing Contract.

See “PRINCIPAL RISKS OF INVESTING IN THE CONTRACT” in the full prospectus for the Contract.

OVERVIEW OF THE CONTRACT

This summary provides a brief overview of the more significant aspects of the Contract. Further detail is provided in this summary prospectus, the Contract and the summary or full prospectuses for the Funds being considered. We urge you to read the entire summary prospectus as it describes all material features and benefits of the Contract and your rights and limitations thereunder. It also sets forth information you should know before making the decision to participate in the Contract through your retirement plan. .

Purpose

The Contract described in this summary prospectus is a group deferred fixed and variable annuity contract. It is intended to be used as a funding vehicle in connection with voluntary 403(b) annuity contracts for employees of K-12 public schools in Texas who became participants under the Contract on or after June 1, 2002. This Contract meet the requirements established by the Teachers Retirement System of Texas in support of Senate Bill 273.

The Contract is designed for Investors who intend to accumulate funds for retirement purposes, and thus is best suited for those with a long investment horizon. The Contract should not be viewed as a highly liquid investment. In that regard, early withdrawals may be restricted by the Tax Code or your plan and may expose you to early withdrawal charges or tax penalties. The value of deferred taxation on earnings grows with the amount of time your money is left in the Contract. For these reasons, you should not participate in this Contract if you are looking for a short-term investment. When considering whether to purchase or participate in the Contract, you should consult with your financial representative about your financial goals, investment time horizon and risk tolerance.

Phases of Contract

The Contract has two phases: An Accumulation Phase and an Income Phase.

Accumulation Phase: During the Accumulation Phase, you direct us to invest your Purchase Payments or Account Value among the follow investment options:

•	Variable Investment Options; and/or
•	Fixed Interest Options.
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Income Phase: During the Income Phase, you start receiving annuity, or Income Phase, payments from your Contract. The Contract offers several Income Phase payment options. However, you will be unable to make withdrawals, and any death benefits and living benefits will terminate. In general, you may:

•	Receive Income Phase payments over a lifetime or for a specified period;
•	Receive Income Phase payments monthly, quarterly, semi-annually or annually;
•	Select an Income Phase option that provides a death benefit to Beneficiaries; or
•	Select fixed Income Phase payments or payments that vary based on the performance of the Variable Investment Options you select.

Withdrawals will not be allowed during the Income Phase. See “THE INCOME PHASE” in the full prospectus for the Contract.

For more information about the Income Phase, see “THE INCOME PHASE” section of the full prospectus.

The Variable Investment Options

The Variable Investment Options are Subaccounts within the Separate Account. Each Subaccount invests its assets directly in shares of a corresponding underlying Fund, and each Fund has its own distinct investment objectives, fees and expenses and investment advisers. Earnings on amounts invested in a Subaccount will vary depending upon the performance and fees of the corresponding underlying Fund. You do not invest directly in or hold shares of the Funds. Additional information about each underlying fund is set forth in an appendix this summary prospectus. See “APPENDIX: FUNDS AVAILABLE UNDER THE CONTRACT.”

There is no guarantee that your Account Value will increase. Depending upon the investment experience of each Fund in which a Subaccount invests, your Account Value may increase or decrease daily. You bear the investment risk for the Funds in which the Subaccounts invest; you will benefit from favorable investment experience but also bear the risk of poor investment performance.

The Fixed Interest Options

The following Fixed Interest Options may be available through the Contract:

•	The Guaranteed Accumulation Account;
•	The Fixed Account; and
•	The Fixed Plus Account II.

Not all Fixed Interest Options may be available for current or future investment. For descriptions of the Fixed Interest Options that may be available through the Contract, see AppendiX B, APPENDIX C and APPENDIX D in the full prospectus for the Contract and the Guaranteed Accumulation Account prospectus. The Guaranteed Accumulation Account prospectus may be obtained free of charge by calling Customer Service at 1-800-584-6001.

Contract Features

Death Benefit. A Beneficiary may receive a death benefit in the event of your death during both the Accumulation and Income Phases (described above). If made available under your Contract, you can elect the Return of Purchase Payment Death Benefit or the Adjusted Purchase Payment Guaranteed Death Benefit. The availability of a death benefit during the Income Phase depends upon the Income Phase (i.e., annuity) payment option selected. See “Benefits Available Under the Contract” below.

For most Contracts, the death benefit will be based on your Account Value. For amounts held in the Guaranteed Accumulation Account, any positive aggregate market value adjustment (the sum of all market value adjustments calculated due to a withdrawal) will be included in your Account Value. If a negative market value adjustment applies, it would be deducted only if the death benefit is withdrawn more than six months after your death. We describe the market value adjustment in APPENDIX B in the full prospectus for the Contract and in the Guaranteed Accumulation Account prospectus.

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The death benefit is calculated as of the next time we value your account following the date on which Customer Service receives proof of death and a payment request in Good Order. In addition to this amount, some states require we pay interest on amounts invested in Fixed Interest Options, calculated from date of death at a rate specified by state law.

Loans. If allowed by the Contract and the plan and subject to the terms and conditions imposed by the plan and the plan’s loan agreement, you may initiate a loan during the Accumulation Phase from your Account Value allocated to certain Subaccounts and Fixed Interest Options. There are charges associated with loans. Loans are subject to requirements under the Tax Code and related loan regulations, as well as ERISA (if applicable). Further restrictions may apply due to our administrative practices or those administrative practices of a third party administrator selected by your Plan Sponsor.

Taxation. Taxes will generally be due when you receive a distribution. Tax penalties may apply in some circumstances. See “FEDERAL Tax Considerations” in the full prospectus for the Contract.

Withdrawals. During the Accumulation Phase, you may, under some plans, withdraw all or part of your Account Value. Amounts withdrawn may be subject to an early withdrawal charge, other deductions, tax withholding and taxation.

Charges for Advisory Services. A participant may enter into an agreement with an independent investment adviser that will provide agreed-upon advisory services and may arrange to have the advisory fees deducted from the Variable Investment Options, in which case such deductions will reduce the death benefit payable under the participant’s Contract, they may be treated as withdrawals, and they may be subject to federal and state income taxes and a 10% penalty tax. See “CHARGES AND FEES – Charges for Advisory Services” in the full prospectus.

Benefits Available Under the Contract

Optional Death Benefits

Name of Benefit	Purpose	Standard or Optional	Maximum Fee	Brief Description of Restrictions/Limitations
Return of Purchase Payment Death Benefit

Death benefit is the greater of:

•   Your Account Value plus any positive aggregate market value adjustment that applies to amounts allocated to the Guaranteed Accumulation Account; or

•   The sum of payments (minus any applicable premium tax) made to your account minus withdrawals made from your account and any outstanding loan amount.

		Optional	No additional fee for this optional benefit.

If Beneficiary does not request payment of the death benefit as a lump sum or as an Income Phase payment option within six months of your death, the amount of the death benefit is the Account Value. This benefit may not be available under your Contract. Participants should refer to their plan documents for available benefits. (See “Account Value Death Benefit”).

Any advisory fees deducted reduce the amount of this death benefit.

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Name of Benefit	Purpose	Is Benefit Standard or Optional	Maximum Fee	Brief Description of Restrictions/Limitations
Adjusted Purchase Payment Guaranteed Death Benefit

The death benefit is the greater of (a) or (b), where:

(a) Is the adjusted Purchase Payment total, which is the sum of all net Purchase Payments to your account, minus a proportional adjustment for withdrawals and amounts taken as a loan, which amount will never be less than zero; and

(b) Is the current Account Value, excluding amounts taken as a loan, plus any positive aggregate market value adjustment, as applicable.

		Optional	No additional fee for this optional benefit.

If the death benefit in (a) is less than the amount in (b), and the Beneficiary requests an immediate payment or begins Income Phase payments, the amount paid will be the current Account Value, excluding any amounts taken as a loan, plus any aggregate positive market value adjustment.

This benefit may not be available under your Contract. Participants should refer to their plan documents for available benefits. To find out which waivers apply to the Contract issued in connection with your plan, consult the certificate or the Contract (held by the Contract Holder).

Any advisory fees deducted reduce the amount of this death benefit. In particular, withdrawals under your certificate to pay for such fees effect a proportional adjustment to the adjusted Purchase Payment total.

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Other Optional Benefits:

Name of Benefit	Purpose	Is Benefit Standard or Optional	Maximum Fee	Brief Description of Restrictions/Limitations
Asset Rebalancing Program	Allows you to reallocate your Account Value in the investments and percentages you identify.	Optional	No additional charge for this optional benefit.	Account Values invested in certain investment options may not be available for rebalancing under this program. Subaccount reallocations or changes outside of the asset rebalancing program may affect the program. Changes such as Fund mergers, substitutions or closures may also affect the program. This benefit may not be available under your Contract. Participants should refer to their plan documents for available benefits.
Systematic Distribution Options	Allows you to receive regular payments from your account without moving into the Income Phase.		No additional fee for this optional benefit.	If not required under the plan, VRIAC may discontinue the availability of one or all of the systematic distribution options at any time and/or change the terms of future elections. This benefit may not be available under your Contract. Participants should refer to their plan documents for available benefits.
Loans	Allows you to borrow against your Account Value.	Optional	Loan Interest Rate Spread (per annum): 3.00%; or Loan Initiation Fee: $125 per loan; and Annual Loan Administration Fee: $50 per loan.	Amounts borrowed under a Contract do not participate in the investment performance of the Subaccounts and the interest guarantees of the Fixed Interest Options and you may lose the benefit of tax-deferred growth on earnings. Loans, therefore, can affect the Account Value and death benefit whether or not the loan is repaid. This benefit may not be available under your Contract. Participants should refer to their plan documents for available benefits.
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Name of Benefit	Purpose	Is Benefit Standard or Optional	Maximum Fee	Brief Description of Restrictions/Limitations
Deduction of Advisory Fees from Participant Account	Contract permits adviser retained by participant to have its fees deducted from participant account.		Standard

Advisory fees deducted reduce the amount of death benefit and may be treated as a withdrawal upon proper authorization – see discussion of each death benefit in this table above.

Withdrawal of advisory fees from a participant’s account may be subject to federal and state income taxes and a 10% federal penalty tax.

BUYING THE CONTRACT

Purchasing the Contract

To purchase the Contract:

•	The Contract Holder submits the required forms and application to the Company; and
•	We approve the forms and issue a Contract to the Contract Holder.

Participating in the Contract

To participate in the Contract:

•	We provide you with enrollment materials for completion and return to us, which may be completed electronically where available (occasionally enrollment is conducted by someone unaffiliated with us who is assisting the Contract Holder); and
•	If your enrollment materials are complete and in Good Order, we establish one or more accounts for you. Under certain plans we establish an employee account for contributions from your salary and an employer account for employer contributions.

Methods of Purchase Payment

The Contract may allow one or more of the following Purchase Payment methods:

•	Lump-sum payments: A one-time payment to your account in the form of a transfer from a previous contract or plan; and/or
•	Installment payments: More than one payment made over time to your account.

The plan and the Contract may have certain rules or restrictions that apply to the use of these two methods. For example, we may require that installment payments meet certain minimums. For information about these rules or restrictions, please refer to your certificate/enrollments materials or the Contract (held by the Contract Holder).

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Allocation of Purchase Payments

The Contract Holder or you, if the Contract Holder permits, directs us to allocate initial Purchase Payments to the investment options available under the plan. Generally, you will specify this information on your enrollment materials. After your enrollment, changes to allocations for future Purchase Payments or transfers of existing balances among investment options may be requested by telephone, electronically at www.voyaretirementplans.com or through such other means as may be available under our administrative procedures in effect from time to time. Allocations must be in whole percentages, and there may be limitations on the number of investment options that can be selected. See “Investment Options” in the full prospectus for the Contract.

Transfer Credits

Contributions to a Contract may include plan assets transferred from a financial provider who has imposed a cancellation penalty on that transfer. To offset that penalty, the Company will, subject to certain conditions and state approvals, apply a transfer credit on transferred assets. This credit is provided on a nondiscriminatory basis if your Contract is eligible.

The transfer credit will be applied no later than the first business day following the date the contribution is received by us in Good Order. Transferred assets, less any premium tax, will be allocated to a participant’s individual account in amounts authorized by the Contract Holder. If no instructions are received from the Contract Holder, the transferred assets will be allocated to the Plan’s forfeiture account.

The transfer credit is equal to a specified percentage of the transferred assets, or other specified amount that is transferred to the Company under a Contract, that remains in the participant’s individual account for the period of time specified by the Company. Any applicable transfer credit will be deducted from:

•	A full withdrawal initiated by the Contract Holder; or
•	A full or partial withdrawal initiated by the participant, except for those eligible distributions from qualified plans that happen upon the occurrence of certain events. See FEDERAL TAX CONSIDERATIONS – Taxation of Qualified Contracts – Distributions – Eligibility” in the full prospectus for the Contract.

Transfer credits will not be applied to assets transferred into the Contract from existing contracts. Only net contributions not previously held by the Contract are eligible for a transfer credit.

If a transfer credit is due under your Contract, you will be provided with additional information.

Election of a transfer credit may result in a higher mortality and expense risk charge and impact the credited interest rate under the Fixed Plus Account II Fixed Interest Option. See “CHARGES AND Fees” and “APPENDIX D: FIXED PLUS ACCOUNT II” in the full prospectus for the Contract.

Tax Code Restrictions

The Tax Code places some limitations on contributions to your account. See “FEDERAL Tax Considerations” in the full prospectus for the Contract.

When Initial and Subsequent Purchase Payments Are Credited

Initial Purchase Payment. We must accept or reject an application or your enrollment materials within two business days of receipt. If the forms are incomplete, we may hold any forms and accompanying Purchase Payments for five business days, unless you consent to our holding them longer. Under limited circumstances, we may also agree, for a particular plan, to hold Purchase Payments for longer periods with the permission of the Contract Holder. If we agree to do this, the Purchase Payments remain in a non-interest bearing bank account until processed (or for a maximum of 105 days). If we reject the application or enrollment forms, we will return the forms and any Purchase Payments.

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Subsequent Purchase Payments. If all or a portion of initial Purchase Payments are directed to the Subaccounts, they will purchase Subaccount Accumulation Units at the Accumulation Unit Value next computed after our acceptance of the applicable application or enrollment forms, as described in “CONTRACT PURCHASE AND PARTICIPATION” in the full prospectus for the Contract. Subsequent Purchase Payments or transfers directed to the Subaccounts that we receive in Good Order by the close of business of the New York Stock Exchange (“NYSE”) (normally at 4:00 p.m. Eastern Time) will purchase Subaccount Accumulation Units at the Accumulation Unit Value computed as of the close of the NYSE on that day. The value of Subaccounts may vary day to day. Subsequent Purchase Payments and transfers received in Good Order after the close of the NYSE will purchase Accumulation Units at the Accumulation Unit Value computed as of the close of the NYSE on the next business day.

MAKING WITHDRAWALS: ACCESSING THE MONEY IN YOUR CONTRACT

Withdrawals

Subject to limitations on withdrawals from the Fixed Interest Options and other restrictions (see “Withdrawal Restrictions” in this section), the Contract Holder, or you if permitted by the plan, may withdraw all or a portion of your Account Value at any time during the Accumulation Phase.

Steps for Making a Withdrawal

The Contract Holder, or you if permitted by the plan, must:

•	Select the Withdrawal Amount:
•	Full Withdrawal: You will receive, reduced by any required tax, your Account Value allocated to the Subaccounts, the Guaranteed Accumulation Account (plus or minus any applicable market value adjustment) and the Fixed Account, minus any applicable early withdrawal charge, maintenance fee and redemption fees, plus the amount available for withdrawal from the Fixed Plus Account II; or
•	Partial Withdrawal (Percentage or Specified Dollar Amount): You will receive, reduced by any required tax, the amount you specify, subject to the value available in your account. However, the amount actually withdrawn from your account will be adjusted by any applicable redemption fees and by any applicable early withdrawal charge for amounts withdrawn from the Subaccounts, the Guaranteed Accumulation Account or the Fixed Account and any positive or negative market value adjustments for amounts withdrawn from the Guaranteed Accumulation Account. The amounts available from the Fixed Plus Account II may be limited.
•	Select Investment Options. If not specified, we will withdraw dollars in the same proportion as the values you hold in the various investment options from each investment option in which you have an Account Value; and
•	Properly complete a disbursement form and submit it to Customer Service.

For amounts you withdraw from Account Value allocated to the Subaccounts, we will redeem the number of Accumulation Units needed to fund the withdrawal and reduce your Account Value accordingly. For amounts you withdraw from a Fixed Interest Option, we will reduce the value of the Fixed Interest Option by the dollar amount of that portion of the withdrawal (and with respect to the Guaranteed Accumulation Account, will reflect any positive or negative market value adjustment) and will reduce your Account Value accordingly. A reduction to your Account Value due to a withdrawal results in a lesser amount available to be annuitized and a lesser death benefit (if your death benefit amount is based on your Account Value). For a description of limitations on withdrawals from the Fixed Plus Account II, please see APPENDIX D in the full prospectus for the Contract.

Calculation of Your Withdrawal

We determine your Account Value every normal business day after the close of the NYSE. We pay withdrawal amounts based on your Account Value either:

•	As of the next valuation after Customer Service receives a request for withdrawal in Good Order; or
•	On such later date as specified on the disbursement form.
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Delivery of Payment

Payments for withdrawal requests will be made in accordance with SEC requirements. Normally, we will send your payment no later than seven calendar days following our receipt of your disbursement form in Good Order.

Withdrawal Restrictions

Many plans may have limits on withdrawals that may be made from the plan. Some examples of these limits are listed below:

•	Section 403(b)(11) of the Tax Code generally prohibits withdrawals under 403(b) Contracts prior to your death, disability, attainment of age 59½, severance from employment, or financial hardship of the following:
•	Salary reduction contributions made after December 31, 1988; and
•	Earnings on those contributions and earnings on amounts held before 1989 and credited after December 31, 1988. Income attributable to salary reduction contributions and credited on or after January 1, 1989, may not be distributed in the case of hardship;
•	403(b) regulations impose restrictions on the distribution of 403(b) employer contributions under certain Contracts. See “FEDERAL Tax Considerations – Distributions – Eligibility – 403(b) and Roth 403(b) Plans” in the full prospectus for the Contract;
•	401(k) plans generally prohibit withdrawal of salary reduction contributions and associated earnings prior to your death, disability, attainment of age 59½, severance from employment, or financial hardship;
•	The Contract generally requires that the Plan Sponsor or its delegate certify that you are eligible for the distribution; and
•	If you are married and covered by an ERISA plan, the Contract Holder must provide certification that Retirement Equity Act requirements have been met.

The Tax Code and/or your plan may impose other limitations on withdrawals. See “FEDERAL Tax Considerations – Distributions – Eligibility” in the full prospectus for the Contract.

Waivers of Early Withdrawal Charge and Fixed Plus Account II Full and Partial Withdrawal Provisions

Although the Tax Code permits distributions upon a participant’s severance from employment, the Contracts do not provide for a waiver of early withdrawal charges or the Fixed Plus Account II full or partial withdrawal provisions unless the severance from employment would otherwise have qualified as a separation from service under prior IRS “same desk” guidance (prior to enactment of the Economic Growth and Tax Relief Reconciliation Act of 2001). Generally, a severance from employment due to a merger, liquidation, consolidation or other employer transaction does not qualify as a separation from service.

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Employer-Directed Withdrawals

Under certain Contracts, if permitted by the plan, we may, at the Plan Sponsor’s direction, deduct amounts from participant accounts in order to pay costs associated with a third party administrator engaged by the Plan Sponsor to administer the plan.

Systematic Distribution Options

If available under your plan, a systematic distribution option allows you to receive regular payments from your account without moving into the Income Phase. By remaining in the Accumulation Phase, you retain certain rights and investment flexibility not available during the Income Phase. Because the account remains in the Accumulation Phase, all Accumulation Phase charges continue to apply.

Systematic Distribution Options Currently Available

These options may be exercised at any time during the Accumulation Phase of the Contract. To exercise one of these options, the Account Value must meet any minimum dollar amount and age criteria applicable to that option. To determine what systematic distribution options are available, please write or call Customer Service.

Systematic distribution options currently available under the Contract include the following:

•	Systematic Withdrawal Option (“SWO”) - SWO is a series of partial withdrawals from your account based on a payment method you select. It is designed for those who want a periodic income while retaining Accumulation Phase investment flexibility for amounts accumulated under the account. (This option may not be available if you have an outstanding loan); and
•	Estate Conservation Option (“ECO”)/Recurring RMD Payment (“RRP”) - This option also allows you to maintain the account in the Accumulation Phase and provides periodic payments designed to meet the Tax Code’s required minimum distributions. Under this option, the Company calculates the minimum distribution amount required by law (generally at age 73 (age 70½ if born before July 1, 1949) or retirement, if later) and pays you that amount once a year.

Other Systematic Distribution Options

Other systematic distribution options may be available from time to time. Additional information relating to any of the systematic distribution options may be obtained from your local representative or by contacting Customer Service.

Availability of Systematic Distribution Options

If not required under the plan, the Company may discontinue the availability of one or all of the systematic distribution options at any time and/or change the terms of future elections.

Electing a Systematic Distribution Option

The Contract Holder, or you if permitted by the plan, may elect a systematic distribution option. The Plan Sponsor or its delegate generally must provide the Company with certification that you are eligible for a distribution and that the distribution is in accordance with the terms of the plan.

Terminating a Systematic Distribution Option

Once you elect a systematic distribution option, you may revoke it at any time by submitting a written request to Customer Service. Once revoked, an option may not be elected again until the next calendar year, nor may any other systematic distribution option be elected, unless the Tax Code permits it.

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Tax Consequences

Withdrawals received through these options and revocations of elections may have tax consequences. See “FEDERAL Tax Considerations” in the full prospectus for the Contract.

Loans

Availability

If allowed by the Contract and the plan and subject to the terms and conditions imposed by the plan and the plan’s loan agreement, participants may initiate a loan during the Accumulation Phase. The amount available for a loan is limited to the Vested individual Account Value attributable to participant contributions subject to any plan vesting limits as determined by the Contract Holder, plus any additional amounts allowed by the plan as determined by the Contract Holder. Amounts available from some Investment Options may be subject to limitations specified in the loan agreement.

Plan Loans. If allowed by the Contract and the plan and subject to the terms and conditions imposed by the plan and the plan’s loan agreement, participants under Texas K-12 Contracts may initiate loans from their Vested account balances.

Contract Loans. If allowed by the Contract and the plan and subject to the terms and conditions imposed by the plan and the plan’s loan agreement, participants may initiate loans from their individual Account Value allocated to certain Subaccounts and Fixed Interest Options.

See “LOANS” in the full prospectus for the Contract for additional information.

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ADDITIONAL INFORMATION ABOUT FEES

The following tables describe the fees and expenses that you will pay when buying, owning and surrendering or making withdrawals from the Contract. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.

The first table describes the fees and expenses that you will pay at the time you buy the Contract, surrender or make withdrawals from the Contract or take a loan from the Contract. State premium taxes may also be deducted.

Transaction Expenses

Maximum Early Withdrawal Charge[8]
(as a percentage of amount withdrawn, if applicable)	7.00%
Maximum Loan Fees
Loan Interest Rate Spread (per annum)[9]	3.00%
Loan Initiation Fee[10]	$125.00
Annual Loan Administration Fee[11]	$50.00
Premium Tax[12]	0.00% to 4.00%

The next table describes the fees and expenses that you will pay each year during the time that you own the Contract (not including Fund fees and expenses).

[8]	This is a deferred sales charge. The percentage will be determined by the applicable early withdrawal charge schedule in the “CHARGES AND Fees” section of the full prospectus for the Contract. In certain cases, this charge may not apply to a portion or all of your withdrawal. The early withdrawal charge reduces over time. This charge may be waived, reduced or eliminated in certain circumstances. See “CHARGES AND Fees” in the full prospectus for the Contract.
[9]	Applicable to Contract Loans, this is the difference between the rate charged and the rate credited on loans under your Contract. We reserve the right to assess a Loan Interest Rate Spread between 0.0% and 3.0% per annum. If applied, the Loan Interest Rate Spread is generally 2.5% per annum. For Plan Loans, interest will be charged at a rate established by each Plan Sponsor in its Plan Loan agreement. We are not entitled to any interest payments made and all Plan Loan interest payments made by participants shall be deposited into the participant’s retirement plan account for the benefit of the participant. See the “Loans ‒ Things to Consider Before Initiating a Loan” section of the full prospectus for the Contract.
[10]	Certain Contracts that have a 0.0% Loan Interest Rate Spread may be subject to a loan initiation fee. If assessed, the loan initiation fee will apply to each outstanding loan taken and will be deducted from the Account Value. We reserve the right to change the fee charged for loan initiation, but not to exceed $125. See the “Loans ‒ Things to Consider Before Initiating a Loan” section of the full prospectus for the Contract.
[11]	Certain Contracts that have a 0.0% Loan Interest Rate Spread may be subject to an annual loan administration fee. If assessed, the annual loan administration fee will apply to each outstanding loan and will be deducted from the Account Value annually at the beginning of each calendar year. We reserve the right to change the annual fee charged for loan maintenance, but the fee shall not exceed $50. See the “Loans ‒ Things to Consider Before Initiating a Loan” section of the full prospectus for the Contract.
[12]	We reserve the right to deduct a charge for premium taxes from your Account Value or from payments to the Account at any time, but not before there is a tax liability under state law. See “CHARGES AND Fees ‒ Premium and Other Taxes” in the full prospectus for the Contract.
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Annual Contract Expenses

Base Contract Expenses[18,19] (as a percentage of average Account Value)	1.50%

The next item shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. A complete list of the Funds available under the Contract, including their annual expenses, may be found in an appendix to this summary prospectus. See “APPENDIX: FUNDS AVAILABLE UNDER THE CONTRACT.”

Annual Fund Expenses

	Minimum	Maximum
Range of total annual Fund operating expenses before any waivers or expense reimbursements	0.18%	1.46%
Range of total annual Fund operating expenses after any waivers or expense reimbursements[22]	0.42%	1.51%

Examples

These examples are intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include transaction expenses (assuming no loans), annual Contract expenses and annual Fund expenses.

The following examples assume that you invest $100,000 in the Contract for the time periods indicated. The Examples also assume that your investment has a 5% return each year and assume the most expensive combination of annual Fund expenses. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

Example A: If you withdraw your entire Account Value at the end of the applicable time period:	1 Year	3 Years	5 Years	10 Years
	$9,623	$14,998	$20,552	$32,802
Example B: If you do not withdraw your entire Account Value or if you select an Income Phase payment option at the end of the applicable time period:[23]	1 Year	3 Years	5 Years	10 Years
	$2,990	$9,155	$15,574	$32,802

[18]	These expenses may be reduced in certain circumstances. See “CHARGES AND FEES – Periodic Fees and Charges” in the full prospectus for the Contract.
[19]	The mortality and expense risk charge, included in the base contract expenses, compensates us for the mortality and expense risks we assume under the Contract, including those risks associated with our funding of the death benefit, including any guaranteed death benefits. The base contract expenses also reflect an administration expense charge equal to 0.25% annually of your Account Value invested in the Subaccounts. See “CHARGES AND FEES – Periodic Fees and Charges – Mortality and Expense Risk Charge” in the full prospectus for the Contract.
[22]	Any expense waivers or reimbursements will remain in effect until at least April 30, 2022, and can only be terminated early with approval by the Fund company’s board of directors.
[23]	This example will not apply if during the Income Phase a nonlifetime payment option is elected with variable payments and a lump-sum payment is requested within a certain number of years as specified in the contract. In that case, the lump-sum payment is treated as a withdrawal during the Accumulation Phase and may be subject to an early withdrawal charge. (Refer to Example A.)
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APPENDIX: FUNDS AVAILABLE UNDER THE CONTRACT

The following is a list of Funds available under the Contract. The Funds available to you may vary based on employer and state approval and participants should refer to their plan documents for a list of available Funds. The Funds available to you are also found online at https://vpx.broadridge.com/getcontract1.asp?dtype=pros&cid=voyavpx&fid=NRVA28672, by calling Customer Service at 1-800-584-6001 or by sending an email request to ProspectusRequests@voya.com.

The current expenses and performance information below reflects fee and expenses of the Funds, but do not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these other charges were included. Each Fund’s past performance is not necessarily an indication of future performance.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2022)
			1 Year	5 Years	10 Years
Seeks to provide long-term capital appreciation.	AMG River Road Mid Cap Value Fund[25] (Class N) Investment Adviser: AMG Funds LLC Subadviser: River Road Asset Management, LLC	1.10%	-8.30%	3.39%	8.80%
Seeks long-term capital appreciation.	Alger Responsible Investing Fund[4] (Class A) Investment Adviser: Fred Alger Management, LLC	1.36%	-34.44%	7.75%	10.57%
Seeks long-term capital growth, consistent with Islamic principles.	Amana Growth Fund[4] (Investor Shares) Investment Adviser: Saturna Capital Corporation	0.90%	-19.41%	8.63%	14.03%
Seeks current income and preservation of capital, consistent with Islamic principles. Current income is the Fund’s primary objective.	Amana Income Fund[4] (Investor Shares) Investment Adviser: Saturna Capital Corporation	1.01%	-8.72%	8.63%	10.72%

*	Operating Expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[25]	This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS – Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.
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INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2022)
			1 Year	5 Years	10 Years
Seeks long-term capital appreciation and current income.	American Beacon Small Cap Value Fund[26] (Investor Class) Investment Adviser: American Beacon Advisors, Inc. Subadvisers: Barrow, Hanley, Mewhinney & Strauss, LLC; Brandywine Global Investment Management, LLC; Foundry Partners, LLC; Hillcrest Asset Management, LLC; Hotchkis and Wiley Capital Management, LLC and Mellon Investments Corporation	1.15%	13.66%	4.74%	9.05%
Seeks to provide total return and inflation protection consistent with investment in inflation-indexed securities.	American Century Investments® Inflation-Adjusted Bond Fund[5] (Investor Class) Investment Adviser: American Century Investment Management, Inc.	0.46%	-12.38%	1.56%	0.63%
Seeks to strive for the balanced accomplishment of three objectives: current income, growth of capital and conservation of principal.	American Funds® – American Mutual Fund®[5] (Class R-4) Investment Adviser: Capital Research and Management CompanySM	0.62%	-4.52%	8.26%	10.80%
Seeks (1) to provide a level of current income that exceeds the average yield on U.S. stocks generally and (2) to provide a growing stream of income over the years. The Fund’s secondary objective is to provide growth of capital.	American Funds® – Capital Income Builder®[5] (Class R-4) Investment Adviser: Capital Research and Management CompanySM	0.61%	-7.16%	3.75%	5.70%

*	Operating Expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[26]	This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS – Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.
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INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2022)
			1 Year	5 Years	10 Years
Seeks to provide long-term growth of capital.	American Funds® – EuroPacific Growth Fund®[27] (Class R-4) Investment Adviser: Capital Research and Management CompanySM	0.81%	-23.00%	1.18%	4.94%
Seeks to achieve long-term growth of capital and income.	American Funds® – Fundamental Investors®[6] (Class R-4) Investment Adviser: Capital Research and Management CompanySM	0.63%	-16.69%	6.90%	11.10%
Seeks to provide long-term capital appreciation.	American Funds® – New World Fund®[6] (Class R-4) Investment Adviser: Capital Research and Management CompanySM	9.30%	-22.03%	2.68%	4.61%
Seeks to provide long-term growth of capital.	American Funds® – SMALLCAP World Fund®[6] (Class R-4) Investment Adviser: Capital Research and Management CompanySM	1.01%	-29.89%	4.66%	8.58%
Seeks to provide growth of capital.	American Funds® – The Growth Fund of America®[6] (Class R-4) Investment Adviser: Capital Research and Management CompanySM	0.81%	-23.00%	1.18%	4.94%
Seeks long-term capital appreciation.	Ariel Fund[6] (Investor Class) Investment Adviser: Ariel Investments, LLC	0.98%	-18.82%	4.52%	9.96%
Seeks maximum long-term capital growth.	Artisan International Fund[6] (Investor Class) Investment Adviser: Artisan Partners Limited Partnership	1.20%	-19.57%	1.67%	4.36%

*	Operating Expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[27]	This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS – Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.
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INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2022)
			1 Year	5 Years	10 Years
Seeks to provide increasing dividend income over time, long-term growth of capital, and a reasonable level of current income.	Ave Maria Rising Dividend Fund[28] Investment Adviser: Schwartz Investment Counsel, Inc.	0.90%	-5.28%	8.95%	11.03%
Seeks long-term growth of capital.	BlackRock Health Sciences Opportunities Portfolio[7] (Institutional Shares) Investment Adviser: BlackRock Advisors, LLC	1.09%	5.92%	11.19%	15.18%
Seeks capital appreciation and, secondarily, income, by investing in securities, primarily equity securities that Fund management believes are undervalued and therefore represent an investment value.	BlackRock Mid Cap Value Fund[7] (Institutional Shares) Investment Adviser: BlackRock Advisors, LLC	0.74%	-4.01%	8.79%	10.48%
Seeks to provide a competitive total return through an actively managed portfolio of stocks, bonds and money market instruments which offer income and capital growth opportunity.	Calvert VP SRI Balanced Portfolio (Class I) Investment Adviser: Calvert Research and Management	0.64%	-15.41%	6.32%	7.57%
Seeks capital appreciation.	ClearBridge Aggressive Growth Fund[7] (Class I) Investment Adviser: Cohen & Steers Capital Management, Inc.	0.81%	8.17%	11.32%	13.18%
The investment objective of the Fund is total return through investment in real estate securities.	Cohen & Steers Real Estate Securities Fund, Inc.[7] (Class A) Investment Adviser: Cohen & Steers Capital Management, Inc.	0.75%	24.73%	5.94%	7.97%

*	Operating Expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[28]	This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS – Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.
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INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2022)
			1 Year	5 Years	10 Years
Seeks long-term capital appreciation.	Columbia Select Mid Cap Value Fund[29] Class A) Investment Adviser: Columbia Management Investment Advisers, LLC	1.13%	9.45%	7.65%	10.36%
Seeks long-term capital growth.	DWS Small Cap Growth Fund[8] (Class S) Investment Adviser: DWS Investment Management Americas, Inc.	0.98%	25.87%	2.35%	7.94%
Seeks long-term growth of capital.	Davis Financial Fund[8] (Class Y) Investment Adviser: Davis Selected Advisers, L.P. Subadviser: Davis Selected Advisers-NY, Inc.	0.72%	-8.70%	4.90%	10.27%
Seeks to provide growth of Capital.	Delaware Ivy Science and Technology Fund[8] (Class Y) Investment Adviser: Delaware Management Company	1.20%	-32.41%	8.64%	12.14%
Seeks capital appreciation.	Delaware Small Cap Value Fund[8] (Class A) Investment Adviser: Delaware Management Company	1.11%	12.42%	4.02%	18.79%
Seeks to provide long-term capital growth.	Federated Hermes International Leaders Fund[8] (Institutional Shares) Investment Adviser: Federated Global Investment Management Corp.	0.97%	-8.83%	3.49%	6.26%

*	Operating Expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[29]	This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS – Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.
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INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2022)
			1 Year	5 Years	10 Years
Seeks capital appreciation.	Fidelity Advisor® New Insights Fund[30] (Class I) Investment Adviser: Fidelity Management & Research Company LLC (“FMR”) Subadvisers: FMR Investment Management (UK) Limited, Fidelity Management & Research (Hong Kong) Limited and Fidelity Management & Research (Japan) Limited	0.45%	27.28%	26.87%	11.01%
Seeks long-term capital appreciation.	Fidelity® VIP ContrafundSM Portfolio (Initial Class) Investment Adviser: Fidelity Management & Research Company LLC (“FMR”) Subadvisers: FMR Investment Management (UK) Limited, Fidelity Management & Research (Hong Kong) Limited and Fidelity Management & Research (Japan) Limited	0.60%	-26.31%	8.66%	11.43%
Seeks reasonable income. Also considers the potential for capital appreciation. Seeks to achieve a yield which exceeds the composite yield on the securities comprising the S&P 500® Index	Fidelity ® VIP Equity-Income PortfolioSM (Initial Class) Investment Adviser: Fidelity Management & Research Company LLC (“FMR”) Subadvisers: FMR Investment Management (UK) Limited, Fidelity Management & Research (Hong Kong) Limited and Fidelity Management & Research (Japan) Limited	0.51%	-4.96%	8.16%	10.19%
Seeks capital appreciation.	Franklin Biotechnology Discovery Fund[9,31] (Advisor Class) Investment Adviser: Franklin Advisers, Inc.	0.79%	12.44%	1.45%	9.82%

*	Operating Expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[30]	This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS – Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.
[31]	This Fund is only available to plans offering the Fund prior to July 8, 2014.
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INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2022)
			1 Year	5 Years	10 Years
Seeks high total return. Total return consists of both capital appreciation and current dividend and interest income.	Franklin Natural Resources Fund[9] (Advisor Class) Investment Adviser: Franklin Advisers, Inc.	0.65%	-30.78%	3.38%	0.20%
Seeks long-term total return. Under normal market conditions, the Fund invests at least 80% of its net assets in investments of small-capitalization companies.	Franklin Small Cap Value VIP Fund (Class 2)[32] Investment Adviser: Franklin Mutual Advisers, LLC	0.87%	10.06%	5.48%	9.09%
Seeks long-term growth of capital.	Goldman Sachs Mid-Cap Growth Opportunities Fund (Investor Shares)[33] Investment Adviser: Goldman Sachs Asset Management, L.P.	0.91%	-28.51%	8.68%	10.52%
Seeks capital appreciation.	Invesco Developing Markets Fund (Class Y)[12,34] Investment Adviser: Invesco Advisers, Inc.	0.99%	-24.97%	-2.19%	1.48%
Seeks long-term growth of capital.	Invesco Energy Fund (Class R5)[12] Investment Adviser: Invesco Advisers, Inc.	0.98%	56.74%	-5.26%	-3.74%
Seeks total return, comprised of current income and capital appreciation.	Invesco Floating Rate ESG Fund (Class R5)[12] Investment Adviser: Invesco Advisers, Inc. Subadviser: Invesco Senior Secured Management, Inc.	0.79%	6.39%	3.99%	4.58%
Seeks total return, through growth of capital and current income.	Invesco High Yield Fund (Class R5)[12] Investment Adviser: Invesco Advisers, Inc.	0.72%	4.21%	4.88%	5.86%

*	Operating Expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[32]	The Franklin Small Cap Value VIP Fund is closed to investment by new Investors. Existing retirement plans and individual Investors who have investment in the Subaccount that corresponds to this fund may leave their investment in that Subaccount and may continue to make additional purchases and exchanges.
[33]	This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS – Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.
[34]	The Invesco Developing Markets Fund is only available to plans offering the Fund prior to April 12, 2013.
ISP.167680-23 (Texas K-12 Contracts)	27

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2022)
			1 Year	5 Years	10 Years
Seeks capital appreciation.	Invesco EVQ International Equity Fund (formerly known as Invesco International Growth Fund (Class Y)[35] Investment Adviser: Invesco Advisers, Inc.	1.10%	-18.33%	1.35%	4.28%
Seeks capital appreciation.	Invesco International Small-Mid Company Fund (Class Y)[14,36] Investment Adviser: Invesco Advisers, Inc.	1.09%	-31.02%	2.25%	9.98%
Seeks capital appreciation.	Invesco Main Street Mid Cap Fund® (Class A)[14] Investment Adviser: Invesco Advisers, Inc.	1.06%	-14.35%	5.92%	9.20%
Seeks total return through growth and capital and current income.	Invesco Value Opportunities Fund[14] (Class R5) Investment Adviser: Invesco Advisers, Inc.	0.81%	1.68%	9.03%	10.65%
Seeks total return.	Invesco V.I. Main Street Small Cap Fund® (Series I) Investment Adviser: Invesco Advisers, Inc.	0.93%	-15.83%	7.01%	10.88%
Seeks capital appreciation and current income.	JPMorgan Equity Income Fund (Class I)14, [37] Investment Adviser: J.P. Morgan Investment Management Inc.	0.70%	-1.89%	8.95%	11.72%
Seeks long-term capital appreciation.	Lazard International Equity Portfolio (Open Shares)[14] Investment Adviser: Lazard Asset Management LLC	1.09%	-15.05%	0.30%	3.31%

*	Operating Expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[35]	This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS – Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.
[36]	This Fund is only available to plans who have selected the Fund as an investment option prior to April 1, 2016.
[37]	This fund is closed to new sales to new retirement plans after April 3, 2017.
ISP.167680-23 (Texas K-12 Contracts)	28

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2022)
			1 Year	5 Years	10 Years
Seeks to deliver a high level of current income consistent with the preservation of capital by investing in a variety of short maturity debt securities including, investment grade and high yield corporate bonds, U.S. government securities, and mortgage- and other asset-backed debt securities.	Lord Abbett Short Duration Income Fund (Class R4)[38] Investment Adviser: Lord, Abbett & Co. LLC	0.58%	4.75%	1.14%	1.57%
Seeks capital appreciation.	MFS® International Intrinsic Value Fund (Class R3)[17,39] Investment Adviser: Massachusetts Financial Services Company	0.98%	10.31%	12.88%	12.22%
Seeks capital appreciation.	MFS® New Discovery Fund (Class R3)[17] Investment Adviser: Massachusetts Financial Services Company	1.24%	1.26%	20.64%	15.64%
Seeks to maximize long-term total return.	Metropolitan West Total Return Bond Fund (Class M)[17] Investment Adviser: Metropolitan West Asset Management, LLC	0.65%	-14.87%	0.11%	1.07%
Seeks total return through a combination of capital appreciation and current income.	PGIM Jennison Utility Fund (Class Z)[17,40] Investment Adviser: PGIM Investments LLC Subadviser: Jennison Associates LLC	0.55%	0.27%	9.40%	10.77%

*	Operating Expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[38]	This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS – Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.
[39]	This Fund is only available to plans offering the Fund on or before October 16, 2017.
[40]	Effective on or about June 1, 2018, Class Z shares of the PGIM Jennison Utility Fund were closed to investments by new group retirement plans. Existing plans may keep their investment in Class Z and may continue to make additional purchases or exchanges.
ISP.167680-23 (Texas K-12 Contracts)	29

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2022)
			1 Year	5 Years	10 Years
Seeks maximum real return, consistent with prudent investment management.	PIMCO CommodityRealReturn Strategy Fund® (Administrative Class)[41] Investment Adviser: Pacific Investment Management Company LLC	0.93%	33.34%	5.72%	-1.86%
Seeks maximum real return, consistent with preservation of real capital and prudent investment management.	PIMCO Real Return Portfolio (Administrative Class) Investment Adviser: Pacific Investment Management Company LLC	0.67%	8.20%	2.50%	1.14%
Seeks to achieve both capital appreciation and current income.	Parnassus Core Equity FundSM (Investor Shares) [20] Investment Adviser: Parnassus Investments	0.82%	18.61%	10.41%	12.41%
Seeks to maximize current income and achieve above average total return consistent with prudent investment management over a full market cycle.	TCW Total Return Bond Fund (Class N)[20] Investment Adviser: TCW Investment Management Company	0.70%	-16.78%	-0.90%	0.72%
Seeks current income with capital appreciation and growth of income.	Templeton Global Bond Fund (Class A)[20] Investment Adviser: Franklin Advisers, Inc.	0.97%	6.17%	2.80%	0.64%
Seeks long-term capital appreciation.	Third Avenue Real Estate Value Fund (Institutional Class)[20] Investment Adviser: Third Avenue Management LLC	1.15%	26.54%	3.11%	3.43%
Seeks high current income without undue risk to principal.	Victory Core Plus Intermediate Term Bond Fund (Class A)20, ** Investment Adviser: Victory Capital Management Inc.	0.92%	-1.62%	4.38%	4.26%

*	Operating Expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
**	On April 24, 2023, the USAA Intermediate Term Bond Fund changed its name to Victory Core Plus Intermediate Bond Fund.
[41]	This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS – Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.
ISP.167680-23 (Texas K-12 Contracts)	30

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2022)
			1 Year	5 Years	10 Years
A non-diversified Fund that seeks long-term capital appreciation and to protect the purchasing power of your capital against inflation.	Victory Precious Metals and Minerals Fund (Class A)42, ** Investment Adviser: Victory Capital Management Inc.	1.07%	33.58%	8.77%	11.80%
Seeks to provide long-term capital growth.	Victory Integrity Small-Cap Value Fund (Class Y)[21] Investment Adviser: Victory Capital Management Inc.	1.31%	15.45%	7.85%	4.78%
Seeks to outperform the S&P 500® Index.	Voya Corporate Leaders® 100 Fund (Class I)[21] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.49%	-10.89%	8.84%	11.86%
Seeks long-term capital growth and current income.	Voya Global High Dividend Low Volatility Portfolio (Claass I)[43] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.60%	-4.90%	4.80%	N/A
Seeks total return.	Voya Global Perspectives® Portfolio (Class I)[44] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.83%	-17.51%	2.22%	N/A

*	Operating Expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
**	On April 24, 2023, the USAA Precious Metals and Minerals Fund changed its name to Victory Precious Metals and Minerals Fund
[42]	This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS – Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.
[43]	This Fund employs a managed volatility strategy. See “THE INVESTMENT OPTIONS – The Variable Investment Options - Funds with Managed Volatility Strategies” for more information.
[44]	This Fund is structured as a Fund of Funds that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS – The Variable Investment Options - Fund of Funds” for more information.
ISP.167680-23 (Texas K-12 Contracts)	31

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2022)
			1 Year	5 Years	10 Years
Seeks a high level of current income consistent with liquidity and safety of principal through investment primarily in Government National Mortgage Association (“GNMA”) mortgage-backed securities (also known as GNMA Certificates) that are guaranteed as to the timely payment of principal and interest by the U.S. government.	Voya GNMA Income Fund (Class A)[45] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.84%	-10.61%	-0.50%	0.52%
Seeks to provide high current return, consistent with preservation of capital and liquidity, through investment in high-quality money market instruments while maintaining a stable share price of $1.00.	Voya Government Money Market Portfolio (Class I)[46] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.45%	1.39%	1.05%	0.61%
Seeks to maximize total return through investments in a diversified portfolio of common stock and securities convertible into common stocks. It is anticipated that capital appreciation and investment income will both be major factors in achieving total return.	Voya Growth and Income Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.67%	-14.71%	9.70%	11.59%
Seeks to provide Investors with a high level of current income and total return.	Voya High Yield Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.48%	-12.28%	1.85%	3.53%

*	Operating Expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[45]	This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS – Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.
[46]	There is no guarantee that the Voya Government Money Market Portfolio Subaccount will have a positive or level return.
ISP.167680-23 (Texas K-12 Contracts)	32

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2022)
			1 Year	5 Years	10 Years
Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2025. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Index Solution 2025 Portfolio (Class I)[47] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.19%	-15.81%	3.53%	6.04%
Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2030. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Index Solution 2030 Portfolio (Class I)[26] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.22%	-16.51%	3.93%	6.73%
Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2035. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Index Solution 2035 Portfolio (Class I)[26] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.21%	-17.76%	4.17%	7.25%

*	Operating Expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[47]	This Fund is structured as a Fund of Funds that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS – The Variable Investment Options – Funds of Funds” for more information.
ISP.167680-23 (Texas K-12 Contracts)	33

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2022)
			1 Year	5 Years	10 Years
Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2040. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Index Solution 2040 Portfolio[48] (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.25%	-18.08%	4.80%	7.82%
Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2045. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Index Solution 2045 Portfolio[27] (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.21%	-18.19%	5.07%	8.07%
Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2050. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Index Solution 2050 Portfolio[27] (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	2.80%	18.29%	4.91%	8.04%

*	Operating Expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[48]	This Fund is structured as a Fund of Funds that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS – The Variable Investment Options – Funds of Funds” for more information.
ISP.167680-23 (Texas K-12 Contracts)	34

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2022)
			1 Year	5 Years	10 Years
Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2055. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Index Solution 2055 Portfolio[49] (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.27%	-18.38%	4.95%	8.06%
Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2060. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Index Solution 2060 Portfolio[28] (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.30%	-18.44%	5.05%	N/A
Seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2065. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Index Solution 2065 Portfolio[28] (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.37%	18.45%	N/A	N/A

*	Operating Expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[49]	This Fund is structured as a Fund of Funds that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS – The Variable Investment Options – Funds of Funds” for more information.
ISP.167680-23 (Texas K-12 Contracts)	35

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2022)
			1 Year	5 Years	10 Years
Seeks to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Index Solution Income Portfolio[50] (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.18%	-14.13%	2.16%	3.84%
Seeks to maximize total return consistent with reasonable risk. The Portfolio seeks its objective through investments in a diversified portfolio consisting primarily of debt securities. It is anticipated that capital appreciation and investment income will both be major factors in achieving total return.	Voya Intermediate Bond Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.55%	-14.44%	-0.02%	1.16%
Seeks maximum total return.	Voya International High Dividend Low Volatility Portfolio[51] (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co., LLC	0.72%	-8.90%	0.13%	3.14%
Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of a widely accepted international index.	Voya International Index Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.45%	-14.59%	1.37%	4.32%

*	Operating Expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[50]	This Fund is structured as a Fund of Funds that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS – The Variable Investment Options – Funds of Funds” for more information.
[51]	This Fund employs a managed volatility strategy. See “THE INVESTMENT OPTIONS – The Variable Investment Options – Funds with Managed Volatility Strategies” for more information.
ISP.167680-23 (Texas K-12 Contracts)	36

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2022)
			1 Year	5 Years	10 Years
A non-diversified Fund that seeks long-term capital growth.	Voya Large Cap Growth Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.92%	0.92%	-30.66%	11.47%
Seeks long-term growth of capital and current income.	Voya Large Cap Value Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.64%	-3.21%	8.55%	10.37%
Seeks long-term capital appreciation.	Voya MidCap Opportunities Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.66%	-25.07%	7.24%	10.64%
Seeks maximum long-term capital appreciation.	Voya Multi-Manager International Small Cap Fund[52] (Class I) Investment Adviser: Voya Investments, LLC Subadvisers: Acadian Asset Management LLC and Victory Capital Management Inc.	1.20%	-18.42%	1.31%	6.55%

*	Operating Expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
[52]	This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS – Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.
ISP.167680-23 (Texas K-12 Contracts)	37

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2022)
			1 Year	5 Years	10 Years
Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of the Russell Top 200® Index.	Voya RussellTM Large Cap Index Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.68%	-30.21%	10.96%	14.08%
Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of the Russell Midcap® Index.	Voya RussellTM Mid Cap Index Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.36%	-20.07%	9.49%	12.53%
Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of the Russell 2000® Index.	Voya RussellTM Small Cap Index Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.40%	-17.61%	6.71%	10.53%
Seeks growth of capital primarily through investment in a diversified portfolio of common stock of companies with smaller market capitalizations.	Voya Small Company Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.45%	-20.69%	3.78%	8.76%
Seeks long-term capital appreciation.	Voya SmallCap Opportunities Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.86%	-23.09%	1.47%	7.74%

*	Operating Expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
ISP.167680-23 (Texas K-12 Contracts)	38

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2022)
			1 Year	5 Years	10 Years
Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of the Bloomberg Barclays U.S. Aggregate Bond Index.	Voya U.S. Bond Index Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.36%	-13.10%	0.27%	0.74%
Seeks total return.	Voya U.S. Stock Index Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.27%	-18.35%	9.14%	12.26%
Seeks long-term capital growth. Income is a secondary objective.	VY® American Century Small-Mid Cap Value Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: American Century Investment Management, Inc.	0.85%	-5.38%	7.10%	11.07%
Seeks capital appreciation.	VY® Baron Growth Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: BAMCO, Inc.	1.24%	-23.69%	10.72%	11.95%
Seeks total return including capital appreciation and current income.	VY® CBRE Real Estate Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: CBRE Clarion Securities LLC	1.12%	-25.12%	1.59%	3.40%

*	Operating Expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
ISP.167680-23 (Texas K-12 Contracts)	39

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2022)
			1 Year	5 Years	10 Years
Seeks total return consisting of long-term capital appreciation and current income.	VY® Invesco Equity and Income Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Invesco Advisers, Inc.	0.89%	-7.83%	5.53%	8.12%
Seeks capital appreciation.	VY® Invesco Global Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Invesco Advisers, Inc.	1.05%	-32.10%	2.55%	7.58%
Seeks long-term growth of capital and income.	VY® Invesco Growth and Income Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: Invesco Advisers, Inc.	0.86%	-5.84%	6.14%	10.16%
Seeks capital appreciation.	VY® JPMorgan Emerging Markets Equity Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: J.P. Morgan Investment Management Inc.	1.46%	-26.11%	-0.56%	2.32%
Seeks capital appreciation.	VY® JPMorgan Small Cap Core Equity Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: J.P. Morgan Investment Management Inc.	1.12%	-17.76%	5.06%	10.06%
Seeks capital growth over the long term.	VY® T. Rowe Price Capital Appreciation Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: T. Rowe Price Associates, Inc.	0.64%	-11.96%	9.19%	10.92%

*	Operating Expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
ISP.167680-23 (Texas K-12 Contracts)	40

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2022)
			1 Year	5 Years	10 Years
Seeks, over the long-term, a high total investment return, consistent with the preservation of capital and with prudent investment risk.	VY® T. Rowe Price Capital Appreciation Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: T. Rowe Price Associates, Inc.	0.64%	-11.96%	9.19%	10.92%
Seeks a high level of dividend income as well as long-term growth of capital primarily through investments in stocks.	VY® T. Rowe Price Equity Income Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: T. Rowe Price Associates, Inc.	0.89%	-12.18%	8.92%	10.64%
A non-diversified Fund that seeks long-term growth through investments in stocks.	VY® T. Rowe Price Growth Equity Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: T. Rowe Price Associates, Inc.	0.71%	-40.66%	4.75%	11.11%
Seeks long-term capital appreciation.	Wanger International Investment Adviser: Columbia Wanger Asset Management, LLC	1.20%	-33.84%	-0.78%	3.97%
Seeks long-term capital appreciation.	Wanger Acorn** Investment Adviser: Columbia Wanger Asset Management, LLC	0.89%	-12.18%	8.92%	10.64%

*	Operating Expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.
**	Effective April 21, 2023, Wanger Select reorganized with and merged into Wanger Acorn.

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HOW TO GET MORE INFORMATION

This summary prospectus incorporates by reference the full Multiple Sponsored Retirement Options II Contract prospectus and Statement of Additional Information (“SAI”), each dated May 1, 2023, as amended or supplemented. You can find these documents online at https://vpx.broadridge.com/getcontract1.asp?dtype=pros&cid=voyavpx&fid=NRVA28672 for the prospectus and https://vpx.broadridge.com/getcontract1.asp?dtype=sai&cid=voyavpx&fid=NRVA28672 for the SAI. You can also obtain these documents at no cost by calling 1-800-584-6001 or by sending an email request to ProspectusRequests@voya.com.

EDGAR Contract Identifier: C000091927

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